Exhibit 99.1

FOR IMMEDIATE RELEASE

February 9, 2023

Peter Poli

Chief Financial Officer

peter.poli@trackgrp.com

Track Group Reports 1st Quarter Fiscal 2023 Financial Results

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQX: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its fiscal quarter ended December 31, 2022 (“Q1 FY23”). In Q1 FY23, the Company posted (i) total revenue of $8.9 Million (“M”), a decrease of approximately 8% over total revenue of $9.6M for the quarter ended December 31, 2021 (“Q1 FY22”); (ii) Q1 FY23 operating loss of ($0.1M) compared to Q1 FY22 operating income of $0.6M; and (iii) net income attributable to common shareholders of just over $0.0M in Q1 FY23 compared to a net loss attributable to common shareholders of ($0.3M) in Q1 FY22.

“The quarter ended December 31, 2022, was, as expected, challenging given the allocation of newly manufactured devices to replace the remaining 3G network devices in the field. With the phase out of 3G behind the Company, and our infrastructure reinvestment in place, we expect to implement new programs in 2023 which will enable the Company to grow both revenue and operating income compared to FY22,” said Derek Cassell, Track Group’s CEO.

FINANCIAL HIGHLIGHTS

●

Total Q1 FY23 revenue of $8.9M was down 8% compared to Q1 FY22 revenue of $9.6M.  The drop in revenue was caused by allocation of most newly manufactured LTE devices to replace remaining 3G devices in the U.S., less activity at customers in Illinois, California, Bahamas and Canada partially offset by increases in revenue for customers in Saudi Arabia, Nevada and Panama.

●

Gross profit of $4.2M in Q1 FY23 was down approximately 13% compared to Q1 FY22 gross profit of $4.8M due to a decline in revenue of approximately $0.7M and higher device repair and server costs partially offset by lower depreciation and amortization expense and reduced monitoring center costs.

●

An Operating loss in Q1 FY23 of ($0.1M) compared to operating income of $0.6M in Q1 FY22. The decline of approximately $0.7M in operating income in Q1 FY23 is attributable to the decline in gross profit and an increase of approximately 3% in operating expenses.

●

Adjusted EBITDA for Q1 FY23 of $1.2M, compared to $2.2M for Q1 FY22 due to the drop in revenue, gross profit and the increase in certain operating expenses. Adjusted EBITDA in Q1 FY23 as a percentage of revenue declined to 13.3%, compared to 22.9% for Q1 FY22 for the same reasons.

●

Cash balance of $5.5M for Q1 FY23, compared to $5.3M at September 30, 2022.  The modest increase in cash position was due to an increase in net cash provided by operating activities of approximately $2.3M offset by purchases of monitoring equipment and the repayment of debts.

●

Net income attributable to shareholders in Q1 FY23 was just over $0.0M compared to a net loss of attributable to shareholders of ($0.3M) in Q1 FY22, a change principally attributable to a decline in operating income offset by currency exchange gains, lower net interest expense and a reduction in tax expense.

Business Outlook

Despite the short-term challenges created by supply chain delays, the Coronavirus and the phase out of 3G communication networks in the U.S., Track Group remains confident that our continued focus on strategic adaptation, and growth, which evidenced success in FY21, will allow us to be well-positioned for a return to growth in FY23.  As a result, the Company’s preliminary outlook for FY23 remains as follows:

	Actual		Outlook
	FY 2021	FY 2022	FY 2023
Revenue:	$39.7M	$37.0M	$38-41M

Adjusted EBITDA Margin:	25.9%	18.0%	19-21%

About Track Group, Inc.

Track Group designs, manufactures, and markets location tracking devices; as well as develops and sells a variety of related software, services, and accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections, and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The Company currently trades under the ticker symbol "TRCK" on the OTCQX exchange. For more information, visit www.trackgrp.com.

Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc., and subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time-to-time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures

This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non- GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one-time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2022, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

TRACK GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	December 31,	September 30,
Assets	2022	2022
Current assets:
Cash	$5,543,340	$5,311,104
Accounts receivable, net of allowance for doubtful accounts of $145,111 and $102,570, respectively	5,782,098	6,236,555
Prepaid expense and deposits	736,619	769,006
Inventory, net of reserves of $0 and $0, respectively	747,207	1,053,245
Other current assets	284,578	284,426
Total current assets	13,093,842	13,654,336
Property and equipment, net of accumulated depreciation of $1,863,916 and $1,829,588, respectively	155,977	170,329
Monitoring equipment, net of accumulated depreciation of $6,123,281 and $5,950,639, respectively	5,304,953	3,624,101
Intangible assets, net of accumulated amortization of $15,484,212 and $14,804,269, respectively	15,270,561	15,661,417
Goodwill	8,113,308	8,061,002
Other assets	3,714,629	3,509,655
Total assets	$45,653,270	$44,680,840

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$3,400,745	$2,858,915
Accrued liabilities	3,234,973	3,042,443
Current portion of long-term debt	518,756	456,681
Total current liabilities	7,154,474	6,358,039
Long-term debt, net of current portion	42,936,769	42,979,243
Long-term liabilities	366,374	398,285
Total liabilities	50,457,617	49,735,567

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock, $0.0001 par value: 30,000,000 shares authorized; 11,863,758 and 11,863,758 shares outstanding, respectively	1,186	1,186
Preferred stock, $0.0001 par value: 20,000,000 shares authorized; 0 shares outstanding	-	-
Series A Convertible Preferred stock, $0.0001 par value: 1,200,000 shares authorized; 0 shares outstanding	-	-
Paid in capital	302,499,343	302,437,593
Accumulated deficit	(306,182,505)	(306,218,889)
Accumulated other comprehensive loss	(1,122,371)	(1,274,617)
Total equity (deficit)	(4,804,347)	(5,054,727)
Total liabilities and stockholders’ equity (deficit)	$45,653,270	$44,680,840

TRACK GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(Unaudited)

	Three Months Ended December 31,
	2022	2021
Revenue:
Monitoring and other related services	$8,289,782	$9,469,729
Product sales and other	565,909	125,927
Total revenue	8,855,691	9,595,656

Cost of revenue:
Monitoring, products and other related services	3,901,994	3,931,578
Depreciation & amortization included in cost of revenue	773,019	863,849
Total cost of revenue	4,675,013	4,795,427

Gross profit	4,180,678	4,800,229

Operating expense:
General & administrative	2,754,521	2,498,359
Selling & marketing	729,470	697,872
Research & development	589,805	590,852
Depreciation & amortization	247,710	416,801
Total operating expense	4,321,506	4,203,884

Operating income (loss)	(140,828)	596,345

Other income (expense):
Interest expense, net	(419,550)	(481,560)
Currency exchange rate gain (loss)	483,151	(106,278)

Total other income (expense)	63,601	(587,838)
Income (loss) before income taxes	(77,227)	8,507
Income tax expense	(113,611)	313,829
Net income (loss) attributable to common stockholders	36,384	(305,322)
Foreign currency translation adjustments	152,246	(22,858)
Comprehensive income (loss)	$188,630	$(328,180)

Net income (loss) per share – basic
Net income (loss) per common share	$.00	$(0.03)
Weighted average common shares outstanding	11,863,758	11,525,315

Net income (loss) per share – diluted
Net income (loss) per common share	$.00	$(0.03)
Weighted average common shares outstanding	11,863,758	11,966,723

TRACK GROUP, INC. AND SUBSIDIARIES

NON-GAAP ADJUSTED EBITDA DECEMBER 31 (Unaudited)

(amounts in thousands, except share and per share data)

	Three Months Ended December 31,
	2022	2021
Non-GAAP Adjusted EBITDA
Net Income (loss) attributable to common shareholders	$36	$(305)
Interest expense, net	420	482
Depreciation and amortization	1,021	1,281
Income taxes (1)	(114)	314
Board compensation	137	75
Foreign exchange (gain)/loss	(483)	106
Other charges, net (2)	165	239
Non GAAP Adjusted EBITDA	$1,182	$2,192
Non GAAP Adjusted EBITDA, percent of revenue	13.3%	22.9%
Weighted average common shares outstanding - basic	11,863,758	11,525,315
Non-GAAP earnings per share	$0.10	$0.19
Weighted average common shares outstanding - diluted	11,863,758	11,966,723
Non-GAAP earnings per share	$0.10	$0.18

(1)

Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.

(2)	Other charges may include gains or losses and non-recurring accrual adjustments.